UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2014
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Sylvan Road, Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		781-376-3000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 6, 2014, the Board of Directors (the “Board”) of Skyworks Solutions, Inc. (the “Registrant”), appointed Christine King as a new director of the Registrant, upon the recommendation of its Nominating and Corporate Governance Committee. Ms. King will serve until the Registrant’s 2014 annual general meeting of stockholders, when she will be a nominee for election to the Board by a vote of the Registrant’s stockholders. The Board has not yet determined Ms. King’s committee assignments. Ms. King’s compensation will be consistent with the Registrant’s Cash Compensation Plan for Directors, which was filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2013, as Exhibit 10.A to the Registrant’s quarterly report on Form 10-Q. Ms. King will also receive the standard equity grant made by the Registrant to newly appointed directors, as described in the Registrant’s Amended and Restated 2008 Director Long-Term Incentive Plan, which was filed with the SEC on May 1, 2013, as Exhibit 10.B to the Registrant’s quarterly report on Form 10-Q. Fifty percent (50%) of the initial award value will be in the form of a restricted stock award and the remaining fifty percent (50%) will be in the form of a stock option award. A copy of the Registrant’s press release announcing Ms. King’s appointment to the Board is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Registrant’s Press Release dated January 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

January 8, 2014	By:	/s/ Mark V.B. Tremallo
	Name:	Mark V.B. Tremallo
	Title:	Vice President, General Counsel and Secretary

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